Exhibit 1.1

4,800,000 DEPOSITARY SHARES

EACH REPRESENTING A 1/40TH INTEREST IN A SHARE OF 8.875% FIXED RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B OF

BREAD FINANCIAL HOLDINGS, INC.

Underwriting Agreement

May 5, 2026

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

UBS Securities LLC

11 Madison Avenue

New York, New York 10010

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Bread Financial Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 4,800,000 depositary shares (the “Firm Shares”), each representing 1/40th of a share of the Company’s 8.875% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share (the “Preferred Stock”) having the terms as set forth in the certificate of designations of the Company to be filed and/or made effective with the Secretary of State of Delaware on the Initial Closing Date (as hereinafter defined), and in the aggregate representing 120,000 shares of Preferred Stock. The Company also grants to the Underwriters an option to purchase up to an additional 720,000 depositary shares (the “Option Shares”). The Firm Shares and the Option Shares are referred to collectively as the “Shares”. The Preferred Stock will be deposited by the Company with Computershare Trust Company, N.A. (“Computershare”) and Computershare Inc. (collectively, the “Depositary”) in accordance with a Deposit Agreement (the “Deposit Agreement”) and the Depositary will issue the depositary receipts (“Depositary Receipts”) evidencing the depositary shares.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-291573), including a prospectus, relating to its securities (the “Shelf Securities”) including the Shares to be issued from time to time by the Company. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and the related prospectus covering the Shelf Securities is hereinafter referred to as the “Basic Prospectus”; as used herein, the term “Preliminary Prospectus” means the Basic Prospectus together with any preliminary prospectus supplement specifically relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, and the term “Prospectus” means the Basic Prospectus together with the prospectus supplement specifically relating to the Shares in the form first used (or made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this agreement (this “Agreement”) to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 4:30 P.M. on May 5, 2026, the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 5, 2026, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase and Sale of the Shares. (a) The Company agrees to issue and sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price (the “Purchase Price”) equal to $24.2125 per Share. The Company will not be obligated to deliver any of the Shares except upon payment for all the Shares to be purchased as provided herein.

(b) In addition, the Company agrees to sell the Option Shares to the several Underwriters, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares, solely to cover over-allotments, if any, at a Purchase Price of $24.2125 per Share. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares that bears the same proportion to the aggregate number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares set forth in Schedule 1 hereto opposite the name of such Underwriter (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments as the Representatives in their sole discretion shall make to eliminate any fractional Shares.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the 30th day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Initial Closing Date but shall not be earlier than the Initial Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least one business day prior to the date and time of delivery specified therein.

(c) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(d) Payment for and delivery of the Firm Shares will be made at the offices of Paul Hastings LLP at 10:00 A.M. New York City time on May 12, 2026, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. Payment for and delivery of the

Option Shares will be made on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of payment and delivery for the Firm Shares is referred to herein as the “Initial Closing Date,” and the time and date for such payment for the Option Shares, if other than the Initial Closing Date, is herein referred to as an “Additional Closing Date”. Each of the Initial Closing Date and any Additional Closing Date are herein referred to as a “Closing Date”.

(e) Payment for the Shares to be purchased on any Closing Date shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives on such Closing Date, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Shares to be purchased by them. Delivery of Firm Shares and any Option Shares shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

(f) The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or any other person.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and as of any Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (v) any electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivery prior to delivery of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and as of each Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of the Sale Information, when they were filed with the Commission conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and such documents did not, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(g) No Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto): (i) there has been no material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, other than the dividends on its common stock declared and/or paid by the Company and cash related to dividend equivalent rights paid by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of their respective capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of their respective capital stock.

(h) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and the Company’s subsidiaries listed on Schedule 2 hereto (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly incorporated, formed or organized, as applicable, and is validly existing as a corporation, limited partnership or a limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has corporate, limited partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and, in the case of the Company, to enter into and perform its obligations under each of the Transaction Documents (as defined below) to which it is a party. The Company and each of the Company’s Significant Subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interest of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as would not result in a Material Adverse Effect. The subsidiaries listed in Schedule 2 hereto are the only Significant Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 hereto.

(i) Capitalization. The Company has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights, which right is created either by the Company, pursuant to an agreement to which the Company or any of its subsidiaries is a party or under the Delaware General Corporation Law; except as described in or expressly contemplated by each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights, which right is created either by the Company, pursuant to an agreement to the Company or any of its subsidiaries is a party or under the Delaware General Corporation Law), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company, including the Shares and the Preferred Stock, conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of common stock of the Company on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company, of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Prospectus has been duly and validly taken.

(l) The Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and on the Initial Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto (and assuming due authorization, execution and delivery by the Depositary), will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”). The Deposit Agreement will conform in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) [Reserved].

(o) The Shares. The Shares have been duly authorized by the Company and, when issued, delivered and paid for by the Underwriters in accordance with this Agreement, will be duly and validly issued and, upon deposit of the Preferred Stock with the Depositary pursuant to the Deposit Agreement, and the due execution of the Deposit Agreement and the Depositary Receipts by the Depositary, will be entitled to the rights and benefits of the Deposit Agreement.

(p) The Preferred Stock. The Preferred Stock represented by the Shares has been duly authorized by the Company and, when the Shares are issued and delivered against payment therefor pursuant to this Agreement, and upon the execution and effectiveness of the Certificate of Designations (as defined herein), the Preferred Stock will be validly issued, fully paid and non-assessable, and will have the rights set forth in the Certificate of Designations for the Preferred Stock. The issuance of Preferred Stock is not subject to preemptive rights.

(q) The Certificate of Designations. The execution and filing of a Certificate of Designations (the “Certificate of Designations”) designating the “Series B Preferred Stock” and establishing the rights, preferences and entitlements thereof, has been duly authorized by the Company and, as of the Initial Closing Date, the Certificate of Designations will have been duly executed and filed with the Secretary of State of the State of Delaware.

(r) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(s) Non-Contravention of Existing Agreements; No Further Authorizations or Approvals Required. Neither the Company nor any of the Company’s Significant Subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of the Company’s Significant Subsidiaries is a party or by which it or any of them may be bound (“Existing Agreement”), except, in the case of clause (ii) above, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents by the Company party thereto, and the issuance and delivery of the Shares, and consummation of the transactions contemplated hereby and thereby and by the Time of Sale Information and the Prospectus (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Agreement, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Company to the extent a party thereto, or the issuance and delivery of the Shares, or consummation of the transactions contemplated hereby and thereby and by the Time of Sale Information and the Prospectus, except such as (i) have been obtained, or prior to the Initial Closing Date, will have been obtained or made and (ii) may be required under any applicable state or foreign securities laws in any jurisdiction in which the Shares are offered and sold in connection with the transactions contemplated hereby. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(t) No Material Actions or Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where, in each case, such action, suit or proceeding, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disputes with the employees of any principal supplier of the Company, in each case that would result in a Material Adverse Effect.

(u) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 3(f) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, and except as such do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or would not have, individually or in the aggregate, a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary or would not have, singly or in the aggregate, a Material Adverse Effect.

(w) Intellectual Property Rights. The Company and its subsidiaries own or otherwise have a valid right to use all patents, patent applications, trademarks and service marks, trade names, trade dress, Internet domain names, copyrights, rights in data and databases, inventions, processes, designs, trade secrets, software, technology, know-how and other intellectual property and other proprietary rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted and as proposed to be conducted in the Registration Statement, the Time of Sale Information and the Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (a) no party has been granted an exclusive license or other exclusive right to use any portion of any Intellectual Property owned by the Company or any of its subsidiaries; (b) there is no infringement, misappropriation, dilution or other violation by third parties of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the enforceability, validity, registration or scope of any Intellectual Property owned or exclusively licensed to the Company or any of its subsidiaries, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the business of the Company or any of its subsidiaries as now conducted or as proposed to be conducted in the Registration Statement, the Time of Sale Information and the Prospectus infringes, misappropriates, dilutes or otherwise violates any Intellectual Property Rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim, except with respect to clauses (a), (b), (c), (d) and (e), for such licenses, infringements, actions, suits, proceedings or claims as would not, individually or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, the conduct of the business of the Company or any of its subsidiaries, as currently conducted and as proposed to be conducted in the Registration Statement, the Time of Sale Information and the Prospectus, does not and will not infringe, misappropriate, dilute, violate or otherwise conflict with the Intellectual Property Rights of others.

(x) Open Source Software. The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned or purported to be owned by the Company or any of its subsidiaries or (B) any software code or other technology owned or purported to be owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(y) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(z) Investment Company Act. The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus. will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa) Tax Law Compliance. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them (taking into account valid extensions), and have paid all federal, state, local and foreign taxes (including any related interest, penalties or additions to tax) that are due and payable (whether or not shown on any tax return, including in their capacity as a withholding agent), except those, if any (i) which are being contested in good faith by appropriate proceedings diligently conducted that stay the enforcement of the tax in question and for which adequate reserves have been provided in accordance with GAAP or (ii) with respect to which the failure to make such filing or payment could not individually or in the aggregate have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 3(f) hereof in respect of all federal, state, local and foreign taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. There is no current, pending or, to the knowledge of the Company, threatened tax audit, assessment, deficiency or other claim against the Company or any of its subsidiaries that would, individually or in the aggregate, if determined adversely, result in a Material Adverse Effect.

(bb) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where failure to possess the same would not result in a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(cc) Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the U.S. National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(dd) Compliance with and Liability Under Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(ee) ERISA Compliance. Except as would not result in a Material Adverse Effect, the Company, and its subsidiaries and any “employee benefit plan” (as defined under the U.S. Employee Retirement Income Security Act of 1974, as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA and, the Company is in compliance with its obligations under ERISA with respect to each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”). “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder. None of the following events has occurred within the prior six years or exists: (i) an audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the U.S. Pension Benefit Guaranty Corporation or any other U.S. federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would result in a Material Adverse Effect or (ii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would result in a Material Adverse Effect. Except, in each case, as would not, individually or in the aggregate, result in a Material Adverse Effect, none of the following events has occurred within the prior six years or is reasonably likely to occur: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; (iii) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year; (iv) any event or condition giving rise to a liability under Title IV of ERISA; or (v) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(ff) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) of the Company and its subsidiaries that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains a system of accounting controls of the Company and its subsidiaries that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present in all material respects the information called for by, and are prepared in accordance with, the Commission’s rules and guidelines applicable thereto. As of December 31, 2025 and March 31, 2026, the Company had not identified, and since March 31, 2026 the Company has not identified, a material weakness in the Company’s internal controls over financial reporting.

(hh) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(jj) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) is aware of or has taken any action, directly or indirectly, that would result in a violation by such person or entity of the FCPA (as defined below), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the UK Bribery Act (as defined below) or any other applicable anti-bribery or anti-corruption law or regulation (together the “Anti-Bribery and Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA or other applicable anti-bribery or anti-corruption law) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery and Corruption Laws or (iii) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. To the Company’s knowledge, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Company or its subsidiaries, or any of their directors, officers or employees or anyone acting on their behalf in relation to a breach of the Anti-Bribery and Corruption Laws. “FCPA” means U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. “UK Bribery Act” means the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder.

(kk) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or U.S. governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, authorized representative or affiliate of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union or any member state thereof or His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, which currently includes Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Kherson and Zaporizhzhia regions of the Ukraine, Cuba, Iran, North Korea, and prior to July 1, 2025, Syria, or in any other country or territory, that, at the time of such funding, is the subject of Sanctions (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person or entity that, at the time of such funding, is the subject of Sanctions, or is located, organized or resident in a Sanctioned Country, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country, provided, however, that with respect to any subsidiary acquired by the Company since April 24, 2019, this representation is made to the knowledge of the Company as to the time period prior to which such entity has been the Company’s subsidiary.

(mm) [Reserved].

(nn) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(oo) Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, ordinances, codes, rulings or other similar requirements enacted, adopted, promulgated or applied by a governmental, quasi-governmental or regulatory authority or regulatory agency, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No event has occurred, and no condition exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in the violation of any applicable laws, rules and regulations ordinances, codes, rulings or other similar requirements enacted, adopted, promulgated or applied by a governmental, quasi-governmental or regulatory authority or regulatory agency, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(pp) No Broker’s Fees. Neither the Company nor any of the Company’s subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq) [Reserved].

(rr) [Reserved].

(ss) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(tt) [Reserved].

(uu) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(vv) Margin Regulations. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww) Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than options issued under the Company’s shareholder-approved benefit plans) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(yy) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(zz) Compliance with Security, Privacy and Data Protection Laws; Cybersecurity. (A) There has been no material security breach or incident, unauthorized, unlawful or accidental use, access or disclosure, or other compromise or processing of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including personal data, personal information, regulated information or any other data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) (“Security Incident”); (B) neither the Company nor any of its subsidiaries have been notified of (or have, or been required to have made any notification of), and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any material Security Incident; (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) the Company, and each of its subsidiaries, is in compliance in all material respects with all applicable laws, contractual obligations and its internal and published corporate policies and procedures, concerning the processing, privacy and/or security of IT Systems and Data, including, where applicable, any state data breach notification laws, state social security number protection laws, the U.S. Federal Trade Commission Act, as amended (15 U.S.C. Sections 41-58), the Gramm-Leach-Bliley Act, and state consumer protection Laws. The Company’s e-mail direct marketing activities have not violated in any material respect the CAN-SPAM Act or any other U.S. federal or state law or regulation applicable to electronic direct marketing. Neither the Company nor any of its subsidiaries have received any claims, complaints or other correspondence nor been the subject of any litigation, investigation or other proceedings with respect to a Security Incident or its processing with respect to its IT Systems and Data that would reasonably be expected to result in a Material Adverse Effect.

(aaa) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(bbb) Compliance with Banking Regulation. Each of Comenity Bank (f/k/a World Financial Network Bank) and Comenity Capital Bank (f/k/a World Financial Capital Bank) (collectively, the “Banks”) is an indirect wholly-owned subsidiary of the Company. No charge, investigation or proceeding for the termination or revocation of the charter or good standing of either Bank is pending or, to the best knowledge of the Company, threatened. The deposit accounts and deposits of each Bank are duly and adequately insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the full extent of FDIC insurance limits. No charge, investigation or proceeding for the termination or revocation of either Banks’ FDIC insurance is pending or, to the best knowledge of the Company, threatened. Except as would not result in a Material Adverse Effect, whether singly or in the aggregate, neither the Company nor either Bank is subject to (a) any order of the FDIC or any state or foreign banking departments with jurisdiction over either Bank or its operations, (b) any agreement or consent order related to compliance with U.S. banking laws and regulations with any such regulatory authorities, or (c) any board resolution adopted at the instigation of any such regulatory authorities. Each Bank has conducted and is conducting its business so as to comply in all material respects with all applicable U.S. federal, foreign and state laws, rules, regulations, decisions, directives and orders of, and agreements with, the FDIC and any state or foreign banking departments with jurisdiction over such Bank or its operations. No material charge, investigation or proceeding with respect to, or relating to, either Bank is pending or, to the best knowledge of the Company, threatened, by or before any regulatory, administrative or U.S. governmental agency, body or authority. Each Bank is in compliance with all applicable capital requirements. Each Bank is well capitalized as defined in FDIC regulations, with capital ratios as of the relevant dates as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus. Except as would not result in a Material Adverse Effect, whether singly or in the aggregate, the credit card accounts (the “Accounts”) originated by either Bank, whether securitized by such Bank or retained for such Bank’s own account, whether as seller’s interest or otherwise, have been created, maintained by such Bank and serviced in compliance with applicable U.S. federal and state laws and regulations and the standard policies and procedures of such Bank relating to the administration of the Accounts including, but not limited to, the solicitation, credit approval, processing, servicing, collection and other administration and management of the Accounts, as such policies and procedures may have been modified from time to time. The interest rates, fees and charges in connection with the Accounts comply in all material respects with applicable U.S. federal and state laws and regulations and, except as would not reasonably be expected to result in a Material Adverse Effect, whether singly or in the aggregate, with each agreement between such Bank and a cardholder containing the terms and conditions of the Account. All applications for Accounts have been conducted and evaluated and applicants notified in a manner which is in compliance, in all material respects, with all applicable provisions of the U.S. Equal Credit Opportunity Act and its implementing regulations, as amended. All disclosures made in connection with the Accounts are and have been in compliance, in all material respects, with the applicable provisions of the U.S. Consumer Credit Protection Act and its implementing regulations, as amended. Each of the Banks is in compliance, in all material respects, with the U.S. Truth in Lending Act and the U.S. Fair Credit Reporting Act, as amended by the U.S. Credit Card Accountability Responsibility and Disclosure Act of 2009. The Company is not required to register as a bank holding company under the U.S. Bank Holding Company Act of 1956, as amended (the “BHC Act”). Each of the Company and its subsidiaries are in compliance in all material respects with all rules and regulations that are in effect and applicable to them pursuant to the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, including but not limited to rules and regulations regarding asset-backed securities issued by the Commission. The Company has no knowledge of any facts and circumstances, or has any reason to believe that any facts or circumstances exist, that would cause (i) Comenity Bank to be deemed not to be in satisfactory compliance with the Competitive Equality Banking Act and the regulations promulgated thereunder or (ii) Comenity Capital Bank to be deemed to no longer meet the requirements for the “industrial bank” exemption in the BHC Act (12 U.S.C. §1841(c)(2)(h)).

(ccc) Status under the Securities Act. The Company is not an ineligible issuer as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Initial Closing Date.

(b) Delivery of Copies. The Company will deliver during the Prospectus Delivery Period (as defined below) as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before any filing amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (but only during the Prospectus Delivery Period), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence or development of any event within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. (1) If at any time during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (or including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law and (2) if during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented, including such documents to be incorporated by reference therein will not, in light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Clear Market. For the period ending 30 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Preferred Stock or Shares, any other preferred stock of the Company (or depositary shares in respect thereof), or any securities convertible into or exercisable or exchangeable for Preferred Stock, Depositary Shares, or any other preferred stock of the Company (or depositary shares in respect thereof), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Preferred Stock or Depositary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock or Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Preferred Stock and Shares to be sold hereunder.

(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(j) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(k) Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”) no later than 30 days from the Initial Closing Date, and upon such listing, will use its reasonable best efforts to maintain such listing.

(l) DTC. The Company will assist the Underwriters in arranging for the Shares to be eligible for clearance and settlement through DTC.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Transfer Agent. The Company will maintain a transfer agent and a registrar for the Shares.

(o) Certificate of Designations. The Company will execute and file the Certificate of Designations with the Secretary of the State of Delaware, accompanied by all fees required to be paid therewith, designating the “Series B Preferred Stock” and establishing the rights, preferences and entitlements thereof, which shall conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the

Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Shares on any Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the applicable Closing Date; and the statements of each of the Company and its respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the applicable Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Effect. No Material Adverse Effect shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officers’ Certificate. The Representatives shall have received on and as of the applicable Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the applicable Closing Date and (iii) to the effect set forth in paragraphs (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on each Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on any Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the applicable Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) [Reserved].

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the applicable Closing Date, an opinion and 10b-5 statement of Paul Hastings LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the applicable Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the applicable Closing Date, prevent the issuance or sale of the Shares.

(k) Good Standing. The Representatives shall have received on and as of the applicable Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) DTC. The Shares shall be eligible for clearance and settlement through DTC.

(m) Deposit Agreement. The Deposit Agreement shall have been duly executed and delivered by a duly authorized officer of the Company and the other parties thereto.

(n) Certificate of Designations. The Representatives shall have received on or prior to the Initial Closing Date satisfactory evidence of the filing of the Certificate of Designations, as provided for in Section 4(o) of this Agreement.

(o) Exchange Listing. On or prior to the Initial Closing Date, the Company shall have made application for listing of the Shares on the Exchange.

(p) Ratings. On or prior to the Initial Closing Date, the Shares shall be rated by Moody’s and Fitch Ratings Inc., as set forth in the final term sheet and the Company shall have delivered to the Representatives a letter dated the Initial Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Shares have such ratings.

(q) Additional Documents. On or prior to the applicable Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any investor presentation made to investors or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company, its respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any road show, the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists exclusively of the following information appearing under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus: the information contained in the first sentence of the fourth paragraph, the fifth sentence of the eighth paragraph, and the tenth paragraph.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the applicable Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or The Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on such Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter. (a) If, on the applicable Closing Date any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the applicable Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the number of such Shares that remain unpurchased does not exceed one-eleventh of the number of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the number of Shares that remain unpurchased exceeds one-eleventh of the aggregate number of Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all reasonable costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any transfer taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information, and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Shares; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Shares for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (x) all fees and expenses incident to the review and qualification, if any, by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares (including the fees and expenses of counsel for the Underwriters relating to such review in an amount up to $10,000), and (xi) all expenses and application fees related to the listing of the Shares on the Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o (i) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk with a copy to the Legal Department, Facsimile: (212) 507-8999, (ii) RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Telephone: (212) 618-7706, Email: TMGUS@rbccm.com, Attention: DCM Transaction Management/Scott Primrose, (iii) UBS Securities LLC, 11 Madison Avenue, New York, New York 10010, Attention: Fixed Income Syndicate, Telephone: (203) 719-1088, Email: dl-synd-stamford@ubs.com, (iv) Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com, and (v) Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, E-mail: USCapitalMarkets@kbw.com, Attention: Capital Markets. Notices to the Company shall be given to it at 3095 Loyalty Circle, Columbus Ohio 43219 (telephone: (614) 729-4000); Attention: Joseph L. Motes III.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(d) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages to follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BREAD FINANCIAL HOLDINGS, INC.

By:	/s/ Perry Beberman
Name: Perry S. Beberman
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted: as of the date first written above

for themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto:

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose Title: Authorized Signatory

UBS SECURITIES LLC

By:	/s/ Todd Mahoney
Name: Todd Mahoney Title: Head of DCM and Syndicate, Americas

By:	/s/ Igor Grinberg
Name: Igor Grinberg Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley Title: Managing Director

[Signature Page to Underwriting Agreement]

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Billy Spute
Name: Billy Spute Title: Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Firm Shares
Morgan Stanley & Co. LLC	876,000
RBC Capital Markets, LLC	876,000
UBS Securities LLC	876,000
Wells Fargo Securities, LLC	876,000
Keefe, Bruyette & Woods, Inc.	456,000
J.P. Morgan Securities LLC	108,000
BMO Capital Markets Corp.	103,200
CIBC World Markets Corp.	103,200
KeyBanc Capital Markets Inc.	103,200
Scotia Capital (USA) Inc.	103,200
Truist Securities, Inc.	103,200
Fifth Third Securities, Inc.	86,400
U.S. Bancorp Investments, Inc.	86,400
Academy Securities, Inc.	21,600
Blaylock Van, LLC	21,600

Total	4,800,000

[Signature Page to Underwriting Agreement]

Schedule 2

Significant Subsidiaries

•	ADS Card Services Foreign Holdings B.V.

•	Bread Financial Canada Co.

•	Bread Financial Global Solutions India LLP

•	Bread Financial Payments, Inc.

•	Bread Reinsurance Ltd.

•	Comenity Bank

•	Comenity Canada L.P.

•	Comenity Capital Bank

•	Bread Financial Funding, LLC

•	Comenity Servicing LLC

•	WFC Card Services Holdings Inc.

•	WFN Credit Company, LLC

•	World Financial Capital Credit Company, LLC

Schedule 3

Subsidiaries

•	ADS Card Services Foreign Holdings B.V.

•	Bread Financial Canada Co.

•	Bread Financial Global Solutions India LLP

•	Bread Financial Payments, Inc.

•	Bread Reinsurance Ltd.

•	Comenity Bank

•	Comenity Canada L.P.

•	Comenity Capital Bank

•	Bread Financial Funding, LLC

•	Comenity Servicing LLC

•	WFC Card Services Holdings Inc.

•	WFN Credit Company, LLC

•	World Financial Capital Credit Company, LLC

Annex A

1. Time of Sale Information

Term sheet containing the terms of the Shares, substantially in the form of Annex B.

Annex B

Pricing Term Sheet

[ATTACHED]

Filed Pursuant to Rule 433

Registration No. 333-291573

May 5, 2026

Bread Financial Holdings, Inc.

4,800,000 Depositary Shares, Each Representing a 1/40th Interest

in a Share of 8.875% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B

Pricing Term Sheet

The information in this pricing term sheet relates to the offering by Bread Financial Holdings, Inc. (the “Issuer”), and should be read together with the preliminary prospectus supplement dated May 5, 2026 relating to the offering, and the accompanying prospectus dated November 17, 2025 included in the Issuer’s Registration Statement on Form S-3 (File No. 333-291573) (as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”).

The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus.

Issuer:	Bread Financial Holdings, Inc.

Expected Ratings (Moody’s/Fitch)*:	B1/B-

Securities:	Depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Issuer’s 8.875% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (the “Preferred Shares”)

Liquidation Preference:	$1,000 liquidation preference per Preferred Share (equivalent to $25 per Depositary Share)

Number of Depositary Shares:	4,800,000 (corresponding to 120,000 Preferred Shares) (5,520,000 (corresponding to 138,000 Preferred Shares) if the underwriters’ option to purchase additional Depositary Shares is exercised in full)

Aggregate Offering Size:	$120,000,000 ($138,000,000 if the underwriters’ option to purchase additional Depositary Shares is exercised in full)

Over-allotment Option:	The Issuer has granted the underwriters an option to purchase up to an additional 720,000 Depositary Shares, at the public offering price less the applicable underwriting discount, for 30 days after the date of the Preliminary Prospectus solely to cover over-allotments, if any.

Offering Price:	$25 per Depositary Share

Underwriting Discount:	3.150% per Depositary Share sold to institutional investors and 3.150% per Depositary Share sold to retail investors

Proceeds to Issuer before Expenses:	$116,220,000 total

Trade Date:	May 5, 2026

Settlement Date:	May 12, 2026 (T+5)**

Maturity Date:	Perpetual

First Reset Date:	December 15, 2031

Reset Date:	The First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

Reset Period:	The period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.

Dividend Payment Dates:	Quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2026.

Dividend Rate (Non- Cumulative):	From the original issue date, to but excluding, the First Reset Date, a fixed rate of 8.875% per annum, and from, and including, the First Reset Date and each subsequent Reset Date, as applicable, during each Reset Period, a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent “reset dividend determination date,” plus 4.804 percentage points, in each case, on the liquidation preference of $1,000 per share.

Day Count Convention:	30/360

Optional Redemption:	At the Issuer’s option, (i) in whole or in part, from time to time, on the First Reset Date or any dividend payment date thereafter, at a redemption price equal to $1,000 per Preferred Share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, or (ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event,” at a redemption price equal to $1,000 per Preferred Share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends.

Listing:	The Issuer intends to apply for listing of the Depositary Shares on the New York Stock Exchange (“NYSE”) under the symbol “BFH PrB.” If the application is approved, trading of the depositary shares on the NYSE is expected to commence within a 30-day period after the initial delivery of the Depositary Shares.

CUSIP / ISIN:	018581603 / US0185816032

Joint Book-Running Managers:	Morgan Stanley & Co. LLC RBC Capital Markets, LLC UBS Securities LLC Wells Fargo Securities, LLC Keefe, Bruyette & Woods, Inc.

Co-Managers:

J.P. Morgan Securities LLC

BMO Capital Markets Corp.

CIBC World Markets Corp.

KeyBanc Capital Markets Inc.

Scotia Capital (USA) Inc.

Truist Securities, Inc.

Fifth Third Securities, Inc.

U.S. Bancorp Investments, Inc.

Academy Securities, Inc.

Blaylock Van, LLC

The Depositary Shares are not deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

*

The security ratings above are not a recommendation to buy, sell or hold the Securities. The ratings may be subject to revision or withdrawal at any time. Each of the security ratings above should be evaluated independently of any other security rating.

**

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the business day before the Settlement Date will be required, by virtue of the fact that the Depositary Shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The Issuer has filed a registration statement (including a base prospectus), with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and accompanying base prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC at 1-866-718-1649, RBC Capital Markets, LLC at 1-866-375-6829, UBS Securities LLC at 1-833-481-0269, Wells Fargo Securities, LLC at 1-800-645-3751, or Keefe, Bruyette & Woods, Inc. at 1-800-966-1559.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system